UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 24, 2015

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(214) 905-5145
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On December 24, 2015, ULURU Inc., a Nevada corporation (the “Company”), entered into, and closed the transaction contemplated by, a License Purchase and Termination Agreement (the “LPTA”) with Altrazeal Trading GmbH (“Altrazeal Trading”) and IPMD GmbH (“IPMD”).  The LPTA relates to the License and Supply Agreement dated January 11, 2012 (the “Altrazeal License”), under which Altrazeal Trading and its affiliates were authorized by the Company to distribute the Company’s Altrazeal® wound care product in the European Union, the Middle East and additional territories.  Under the LPTA, the Altrazeal License was assigned to the Company, effecting its termination.   In addition, the Company assumed from Altrazeal Trading and certain affiliated entities rights and future obligations under sub-distribution agreements in numerous territories within the scope of the Altrazeal License and related consulting agreements.

Under the terms of the LPTA, the Company has agreed to pay to Altrazeal Trading a net transfer fee of €1,570,271 and to pay IPMD a transfer fee of €703,500.  The net transfer fee to Altrazeal Trading includes adjustments for amounts owed by Altrazeal Trading to the Company.  The Company is permitted to pay and did pay (a) to Altrazeal Trading by means of the issuance of 4,441,606 share of common stock together with warrants to purchase 444,161 shares of common stock, and (b) to IPMD by means of the issuance of 2,095,241 shares of common stock, together with warrants to purchase 209,525 shares of common stock.  The warrants have an exercise price of $0.68 per share and a term of one-year.

The description of the terms and conditions of the LPTA herein are not complete and are qualified in its entirety by the full text of such agreement, which is attached hereto as Exhibit 10.1.

Item 1.02	Termination of Material Definitive Agreement

In connection with the LPTA, we also entered into a Mutual Termination and Release Agreement, dated December 24, 2015, for the purpose of terminating the Binding Term Sheet dated May 12, 2015 with Altrazeal Trading and Finron LTD (the “Term Sheet”).  Under the Term Sheet, it was contemplated that the Company would acquire all of the remaining equity interests in Altrazeal Trading.

In addition, the Company’s acquisition of the Altrazeal License, as described in Item 1.01 above, effectively terminated the Altrazeal License.

Item 3.02	Unregistered Sale of Equity Securities

The shares of common stock, warrants to acquire shares of common stock and shares issuable upon exercise of such warrants being issued to Altrazeal Trading and IPMD under the LPTA, as described in Item 1.01, are being issued in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulations S and D promulgated thereunder, based upon the following: (a) each investor confirmed that it was an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) each investor confirmed that it is not a U.S. Person and was outside the United States at all relevant times in connection with the investment, (c) there was no public offering or general solicitation with respect to the offering; (d) the investors were provided with certain disclosure materials and all other information requested with respect to the Company; (d) the investors acknowledged that the securities being purchased were “restricted securities” for purposes of the Securities Act and agreed to transfer the underlying securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; (e) a Form D is being filed with the Commission; and (f) the shares are subject to restrictions on transfer, except to the extent that such shares may immediately be resold pursuant to an effective registration statement or Rule 144 under the Securities Act.

Item 7.01	Regulation FD Disclosure

On December 28, 2015, the Company issued a press release announcing the execution of the License Purchase and Termination Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
4.10	Common Stock Purchase Warrant dated December 24, 2015 by and between ULURU Inc. and Altrazeal Trading GmbH.
4.11	Common Stock Purchase Warrant dated December 24, 2015 by and between ULURU Inc. and IPMD GmbH.
10.1	License Purchase and Termination Agreement, dated December 24, 2015, by and between ULURU Inc., Altrazeal Trading GmbH, and IPMD GmbH.
99.1	Press Release issued by ULURU Inc. dated December 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: December 28, 2015	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer

Exhibit Index

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.10	Common Stock Purchase Warrant dated December 24, 2015 by and between ULURU Inc. and Altrazeal Trading GmbH.
4.11	Common Stock Purchase Warrant dated December 24, 2015 by and between ULURU Inc. and IPMD GmbH.
10.1	License Purchase and Termination Agreement, dated December 24, 2015, by and between ULURU Inc., Altrazeal Trading GmbH, and IPMD GmbH.
99.1	Press Release issued by ULURU Inc. dated December 28, 2015.